Exhibit 99

PPG Industries
PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com
News
Contact:
Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG in discussions with Essilor regarding Transitions Optical joint venture

PITTSBURGH, Jan. 14, 2013 - PPG Industries, Inc. (“PPG”) is currently in discussions with Essilor International (“Essilor”) relating to the future of PPG's and Essilor's joint venture, Transitions Optical, a leading provider of photochromic lenses to optical manufacturers worldwide and a consolidated subsidiary of PPG. PPG is the majority shareholder in Transitions Optical, which was formed in 1990, holding a 51 percent interest in the joint venture companies. Essilor holds the remaining 49 percent interest and is also the largest customer of Transitions Optical. Transitions Optical accounted for a substantial portion of the sales and earnings of PPG's Optical and Specialty Materials reportable segment in 2012. PPG and Essilor have worked together as business partners for more than 22 years in connection with Transitions Optical. PPG believes that both PPG and Essilor have been important contributors to the success that the Transitions Optical business has achieved.

PPG cannot predict the outcome of the discussions with Essilor with respect to the future of Transitions Optical; however, PPG believes that possible outcomes may include (1) a modification of the current joint venture structure, (2) a sale of all or a portion of PPG's interests in Transitions Optical to Essilor, or (3) a sale of all or a portion of Essilor's interests in Transitions Optical to PPG. These outcomes may result from a negotiated transaction or from the exercise of contractual rights that exist between the parties. Under certain circumstances, which PPG does not believe have yet occurred, either PPG or Essilor may have the right to specify a price at which the other party could elect to sell its interests or buy the first party's interests in one or more of the Transitions Optical joint venture companies.

PPG also cannot predict the timing of the completion of its discussions with Essilor but expects that these discussions are likely to continue over the next several months. There is also no assurance that the parties' discussions will result in any of the possible outcomes set forth above. While the discussions between PPG and Essilor continue, Transitions Optical intends to continue to operate its business without interruption or change in customer service. As previously announced, Transitions Optical is on schedule in expanding its new technology platforms through major new product introductions globally.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)
PPG Industries' vision is to continue to be the world's leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in nearly 70 countries around the world. Sales in 2012 were $15.2 billion. PPG shares are traded on the New York Stock Exchange (symbol:PPG). For more information, visit www.ppg.com.

Forward-Looking Statements
This news release contains certain statements about PPG Industries, Inc., that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG's periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this news release include statements about PPG and Essilor's continuing discussions about the future of Transitions Optical, a possible transaction between PPG and Essilor, if any, the outcome and timing of the discussions between PPG and Essilor, the ongoing operations of Transitions Optical while these discussions continue, and all other statements in this news release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of PPG and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties, including the uncertain outcome and timing of the discussions between PPG and Essilor, that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and PPG undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.